EXHIBIT 99.1


NATIONAL COAL CORP. TAPS FORMER ARCH COAL SVP HODAK AS NEW COO

POSITION CREATED TO SUPPORT COMPANY EXPANSION

KNOXVILLE, Tenn. --Sept. 29, 2005--National Coal Corp. (Nasdaq: NCOC), an Appalachian Region coal producer, is pleased to announce its appointment of Kenneth Hodak to the position of Chief Operating Officer, effective Oct. 1, 2005.

Hodak is the first to serve as Chief Operating Officer at National Coal. He will chiefly be responsible for managing strategies to acquire and develop new reserves throughout the region while maximizing the value of the Company's existing production sites in Tennessee and Kentucky.

A coal industry veteran, Hodak comes to National Coal from Arch Coal, Inc. where he was Senior Vice President of Sales. He started at Arch Coal in 1996 as a mine manager and became General Manager of Arch West Virginia in 1999 before being named Senior Vice President of Sales in 2002. Ahead of his employment at Arch Coal he attended The College of Law at West Virginia University, graduating in 1996 and passing the Virginia State bar exam in 1997.

Prior to attending law school, Hodak was in operations management at Ashland Coal, Inc. beginning in 1984; he ascended to mine manager in 1988 and then again to General Manager in 1984, where he served until 1993. Before Ashland Coal he was a mine engineer at Associated Electric Cooperative, Inc. from 1981 to 1984 and at Northern Coal Company from 1979 to 1981.

Hodak's position will be based out of Knoxville, Tenn., and he will report directly to Jon Nix, president, CEO and chairman of the board.

"I believe a critical part of our continued success is going to come from the strong knowledge base our management team offers. Kenneth, undoubtedly, has the kind of industry and management experience we want to keep us on point and focused on our plans for continued growth," explains Nix.

The position of Chief Operating Officer is a new one at National Coal, where Nix explains it was the next step forward in achieving the Company's growth plans, "As we continue to expand our operations into other areas of Tennessee and Kentucky, we are focused on finding and capitalizing on new opportunities for organic growth. The results of our plans have so far been successful and we expect that trend to continue with Kenneth at the helm."

Hodak graduated from Pennsylvania State University in 1979 with dual bachelor's degrees in mining engineering and arts and sciences.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in Eastern Tennessee and Southeastern Kentucky.

For more information visit www.nationalcoal.com.

This release contains statements that are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current estimates and projections about National Coal's business, which are derived in part on assumptions of its management, and are not guarantees of future performance, as such performance is difficult to predict. Examples of forward looking-statements include the increase in coal production, the increase in the demand for coal, and continued escalation of quarterly revenue growth. Actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements due to numerous factors. Such factors include, but are not limited to, National Coal's ability to rapidly and efficiently integrate the acquired operations into its existing operations, the demand for coal, the price of coal, the supply of coal and other competitive factors, the costs to mine and transport coal, the ability to obtain new mining permits, the costs of reclamation of previously mined properties, and the risks of expanding coal production. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the company's most recently filed Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.


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CONTACT:
     National Coal Corp.
     Public Relations, 865-690-6900